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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR
15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 31, 2002

POLYMER GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14330	57-1003983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4838 Jenkins Avenue North Charleston, SC		29405 (Zip Code)

Registrant's telephone number, including area code: (843) 566-7293

Item 5. Other Matters.

        Polymer Group, Inc. (the "Company") issued a press release on January 31, 2002, which announced that it was in active negotiations with a third party that could lead to a comprehensive financial restructuring. The Company also announced that it would be unable to satisfy, among others, a condition in the Forbearance Agreement dated as of December 30, 2001, requiring the Company to deliver to the senior lenders a complete and comprehensive recapitalization proposal by January 31, 2002. A copy of the press release dated January 31, 2002 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

        The Company also issued a press release on February 1, 2002, which announced that it had entered into Amendment No. 1 dated as of January 31, 2002 to the Forbearance Agreement. The Amendment, among other things, gives the Company until February 22, 2002, to deliver to the senior lenders a complete and comprehensive recapitalization proposal. As a result of the Amendment, the Company was in full compliance with the terms of the Forbearance Agreement. A copy of the press release dated February 1, 2002 is attached hereto as Exhibit 99.2 and incorporated herein by reference. A copy of Amendment No. 1 to the Forbearance Agreement is attached hereto as Exhibit 99.3 and incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POLYMER GROUP, INC.
Dated: February 5, 2002	By:	/s/ JAMES G. BOYD James G. Boyd Executive Vice President, Treasurer, Chief Financial Officer, and Director (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated January 31, 2002
99.2	Press release dated February 1, 2002
99.3	Amendment No. 1 dated as of January 31, 2002 to Forbearance Agreement

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  Item 5. Other Matters.
SIGNATURES
EXHIBIT INDEX